charles SCHWAB

Trading Plan
(SEC Rule 10b5-1)

1-800-239-2506

This Trading Plan is entered into as of the date this Trading Plan is signed by the Client (the "Client Signing Date") by and between

David K. Floyd Revocable Living Trust (David K. Floyd as Trustee) ("Client") and Charles Schwab & Co , Inc ("Broker")
Name of Client

WHEREAS, Client wishes to establish this Trading Plan to sell or purchase shares of common stock ("Stock") of Merit Medical Systems Inc. (MMSI)
Issuer of Stock

("Issuer") from Account Number ______________ (the "Account") maintained with Broker, in accordance with
Account Number
the requirements of SEC Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")
NOW, THEREFORE, Client and Broker agree as follows

1. Trade Instructions. Client hereby instructs Broker to effect sales or purchases of shares of Stock of Issuer from or into the Account, as the case maybe, in accordance with the attached Appendix A to Trading Plan ("Appendix A") and/or Appendix B to Trading Plan ("Appendix B") If Client specifies a date for trading which is a weekend or holiday, the trade shall not take place until after the opening of regular market trading hours on the next trading day

2. Term This Trading Plan shall become effective on the Client Signing Date and shall terminate on the earlier of (1) the close of trading on 06/02/2026 (not to exceed two years from the Client Signing Date), (2) the execution of all of the trades or expiration of all of the
(mm/dd/yyyy)
orders relating to such trades as specified in Appendix A and/or Appendix B; (3) the date Broker receives notice of the liquidation, dissolution, bankruptcy, or insolvency of Client; (4) the date Broker receives notice of Client's death; (5) the termination of this Trading Plan in accordance with Section 9(b) hereof on the day Broker receives notice from Client or Issuer that Issuer or any other person has publicly announced a tender or exchange offer with respect to the Stock, or the day on which Broker receives notice from Client or Issuer that Issuer or any other person has publicly announced that Issuer is the target of a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of Issuer, as a result of which the shares of Stock will be converted into shares of stock of another company, (6) any other termination of this Trading Plan in accordance with Section 9(b) hereof, or termination of this Trading Plan in accordance with Section 16 hereof

3 Cooling-Off Periods Orders under this Trading Plan shall be executed in accordance with Appendix A and Appendix B, subject to a minimum cooling-off period prior to first execution which, as provided under Rule 105-1(c)(1)(i)(B)(1)), for directors and applicable officers of the Issuer, shall be the later of (1) 90 days after adoption of the Trading Plan or (2) two business days following the day of disclosure of the issuer's financial results in a Form 10-Q or Form 10-K for the completed fiscal period in which the plan was adopted or, for foreign private issuers, in a Form 20-F or Form 6-K that discloses the issuer's financial results, and in any case not to exceed 120 days, and for individuals other than directors or officers, 30 days after Trading Plan adoption

4 Representations and Warranties Client represents and warrants that as of the Client Signing Date of this Trading Plan:
(a) Client is not aware of any material nonpublic information concerning Issuer or any of its securities (including the Stock) and is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 Client must not only have entered into this Trading Plan in good faith but must also act in good faith with respect to this Trading Plan
(b) Client is permitted to sell or purchase Stock in accordance with Issuer's insider trading policies and has obtained the approval of Issuer's counsel to enter into this Trading Plan Issuer insider trading policies may include, but are not limited to, cooling off periods, minimum or maximum contract time frames, or any other Issuer-specific policies
(c) There are no legal, regulatory, contractual, or other restrictions applicable to the trades contemplated under this Trading Plan that would interfere with Broker's ability to execute trades and effect delivery and settlement of such trades on behalf of Client, including Issuer-imposed restrictions applicable to Client (collectively, "Client Trading Restrictions")
(d) Client has disclosed to Broker any other contract, instruction, or plans involving the Stock (i) entered into by Client or in relation to any account over which Client has trading authority and/or beneficial ownership; (ii) for the purpose of qualifying for the affirmative defense under Rule 10b5-1; and (iii) that would be effective at any time during the period this Trading Plan is in effect.

5 Intent to Comply with Rule 10b5-1(c) It is Client's intent that this Trading Plan comply with the requirements of Rule 10b5-1(c), and this Trading Plan shall be interpreted to comply with such requirements

6. Rule 144 Section 6 applies if the Client may be deemed an "affiliate" of Issuer, as the term "affiliate" is defined in Rule 144 under the Securities Act of 1933, as amended.
(a) Broker agrees to conduct all sales of Stock in accordance with the manner-of-sale requirements of Rule 144 Broker further agrees not to effect any sale of Stock that would exceed the amount limitation under Rule 144, assuming Broker's sales of Stock are the only sales subject to such limitation Client agrees not to take, and not to cause any person or entity with which Client would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 to take, any action that would cause sales of Stock by Broker not to comply with Rule 144
(b) Client agrees to provide Broker with individual Central Index Key (CIK) and CIK Confirmation Code (CCC) numbers, which Broker shall complete Form 144 and electronically file on behalf of Client in the event of sales of Stock under this Trading Plan Form 144 may be pre-filed to cover proposed sales within a 90-day period. Client understands and agrees that such Form 144 will include the date this Trading Plan was adopted If Client or its affiliates intend to effect sales outside of this Plan, Client will promptly report such intended sales to Broker to allow prompt and accurate Form 144 filings for transactions pursuant to this Trading Plan
(c) Client agrees to notify Broker immediately if there is any change in Client's employment or affiliate or non-affiliate status

7. Section 13 or Section 16 Filings Client acknowledges and agrees that Client is responsible for making all filings, if any, required under Section 13 or Section 16 of the Exchange Act (and the rules and regulations thereunder) with respect to trades pursuant to this Trading Plan To comply with Section 16 accelerated reporting requirements, Client must complete separately a duly executed Broker Instruction Letter

8. Single-Trade Plans Insiders may rely on the affirmative defense for only one single-trade plan within any consecutive 12-month period

9. Market Disruptions and Trading Restrictions

(a) Client understands that Broker may not be able to effect a trade, in whole or in part, due, among other reasons, to market disruption, legal, regulatory, or contractual restrictions applicable to Broker or Client, Issuer policies, or other event or circumstance Client also understands that Broker may be unable to effect a trade consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the Stock to reach and sustain a limit order price, or other market factors in effect on the trade date specified in Appendix A and/or Appendix B As soon as reasonably practicable or permitted after the cessation or termination of any such market disruption, restriction event, or circumstance, Broker shall resume effecting trades in accordance with the express provisions of this Trading Plan which are then applicable Trades that are not executed as the result of any such market disruption, restriction, event, or circumstance shall not be deemed to be a part of this Trading Plan

(b) If Issuer enters into a transaction or if any other event occurs that results, in Issuer's good faith determination or application of Issuer's policies, in the imposition of any limitations on the execution of trades under the Trading Plan ("Client Trading Restrictions"), such as a stock offering requiring an affiliate lockup, Client shall promptly, but in no event later than three days prior to the date of the remaining trade(s) specified in Appendix A and/or Appendix B, provide or cause Issuer to provide Broker notice of such restrictions and Client expressly authorizes Broker to accept any such instructions from Issuer directly. With respect to any Client Trading Restrictions for which Client and Issuer have given Broker the required notice, Broker shall stop effecting trades under this Trading Plan, and this Trading Plan shall thereupon terminate Client acknowledges and agrees that efforts by Broker to cancel trades under this Trading Plan pursuant to Client Trading Restrictions shall be on a best efforts basis and Client agrees to indemnify Broker for cancellation related costs, including any costs due to market price changes incurred by Broker when covering cancelled trades

10 Hedging Transactions While this Trading Plan is in effect, Client agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the Stock (including, without limitation, with respect to any securities convertible into or exchangeable for Stock, or any option or other right to purchase or sell Stock or such convertible or exchangeable securities).

11 Margin Loans Shares subject to this Trading Plan may not be used to secure margin loans to Client made by Broker

12 Compliance with Laws and Rules Client understands and agrees that it is the responsibility of Client, and not Broker or Issuer, to determine whether this Trading Plan meets the requirements of Rule 10b5-1(c) and any other applicable federal or state laws or rules.

13 Entire Trading Plan. This Trading Plan constitutes the entire trading plan between Client and Broker and supersedes and replaces any prior instructions under Rule 10b5-1 from Client to Broker with respect to the sale or purchase of shares from or into the Account, as the case may be.

14 Notices and Other Communications Any notices required or permitted to be given by Issuer and/or Client under this Trading Plan shall be provided in writing by fax or email, signed by Client and Issuer, and confirmed by telephone (Attention. Restricted Stock Service, Fax 1-877-724-9229; email. Restricted.Stock@Schwab.com; Tel 1-800-239-2506). With respect to any Client Trading Restrictions, Client and Issuer shall provide Broker notice of the anticipated duration of such restrictions but shall not provide Broker information about the nature of such restrictions or any other information about such restrictions. Further, in no event shall Client or Issuer, at any time while this Trading Plan is in effect, communicate any material nonpublic information concerning Issuer or its securities (including the Stock) to Broker. Further, Client shall not at any time attempt to exercise any influence over how, when, or whether to effect trades under this Trading Plan

15 Third-Party Beneficiary Client intends Issuer to be a third-party beneficiary of each and every representation and warranty contained in this Trading Plan to the fullest extent necessary to enable Issuer to be fully protected from direct or indirect liability in connection with this Trading Plan

16 Amendments and Termination. This Trading Plan may be amended, modified, or terminated by a written instrument signed by Client; acknowledged by Broker, and acknowledged by Issuer (except as provided in Section 9[b] hereof). Client acknowledges and understands that any amendment to, or modification of, this Trading Plan shall be deemed to constitute the creation of a new trading plan. Accordingly, Client shall be required to restate and reaffirm, as of the date of such amendment or modification, each of the representations and warranties contained in Section 4 of this Trading Plan and restart the applicable cooling-off period. Broker may terminate this agreement at any time by providing written notification to Client and Issuer

17. Counterparts This Trading Plan may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument

IN WITNESS WHEREOF, the parties hereto have executed this Trading Plan which shall be deemed to be effective as of the Client Signing Date

Name of Client: David K. Floyd Revocable Living Trust (David K. Floyd as trustee)

Signature of Client: David K. Floyd
400FC4E7D327455

Account Number:

Client Signing Date: 2/28/2025 | 08:34:23 EST

Acknowledged by:

Name of Issuer: Merit Medical Systems Inc.

DocuSigned by:

By: [signature]
07C75288A0A34A8...

Name. Brian Lloyd

Title. Chief Legal Counsel

Date: 2/28/2025 | 06:38:45 MST

Accepted by: Charles Schwab & Co., Inc.

By: [signature]

Name. Don Bavi

Title: Manager

Date. 3/3/25

If you have any questions or need help completing your forms, call Schwab's Restricted Stock Service at 1-800-239-2506 during business hours
Please send forms to Charles Schwab & Co , Inc , Attention Restricted Stock Service, 9825 Schwab Way, Lone Tree, Colorado 80124 or email Restricted Stock@Schwab.com.

Appendix A to Trading Plan (SEC Rule 10b5-1)

☐ Check this box if Appendix A is not applicable.

Instructions for Sale or Purchase of Stock of Issuer.

Client Information (Check applicable boxes.)

a) ☑ I am ☐ I am not an officer, director, or 10% owner of Issuer.

b) ☑ I have ☐ I have not been notified by Issuer that I may be deemed an "affiliate," as defined in Rule 144 of the Securities Act of 1933, as amended.

Share Sale/Purchase of Long Shares Held on Deposit

Effective Date of Order	Buy or Sell	Number of Shares[1]	For Reporting Section 16 Sales		Type of Order[2] (Market or Limit)	Order Expiration Date[3]
			Original Purchase Date	Nature of Acquisition		
05/30/2025	Sell	3050	05/26/2023	Restricted Stock Units	Limit - $88.33 NH	06/02/2026
05/30/2025	Sell	465	06/22/2021	Restricted Stock Units	Limit - $88.33 NH	06/02/2026
05/30/2025	Sell	1004	06/22/2021	Restricted Stock Units	Limit - $101 60 NH	06/02/2026
05/30/2025	Sell	502	06/22/2021	Restricted Stock Units	Limit - $105.56 NH	06/02/2026

[1] Order details listed will not be adjusted to reflect stock splits or other similar changes in Issuer's capitalization that may occur prior to execution of the trades. Client is responsible for canceling this plan and entering into a new plan in order to reflect capitalization changes as necessary.

- You remain responsible for the accurate reporting of cost basis to the IRS on the sale of all securities when you file your tax return.

[2] Limit prices must be specified for limit orders. Depending on order size and market exchange, orders may be executed on a "Not Held" basis, which gives time and price discretion in transacting on a best-efforts basis. This will not hold Broker responsible for missing the price within the limits (limit not held) or obtaining a worse price (market not held).

- Limit price orders are at the limit or better, beginning at the opening of regular market trading hours on the specified trade date and expiring at the close of regular market trading hours on the trade date, unless a specific cancellation date is indicated in the "Order Expiration Date" column above.

[3] Open orders will be canceled at the close of regular market trading hours on the date specified in "Order Expiration Date." If the expiration date falls on a weekend or holiday, the cancellation of the order shall be effective at the close of regular market trading hours on the previous trading day.

Orders shall be automatically canceled in the event of any earlier termination of the Trading Plan in accordance with Section 2 thereof.

Name of Client: David K Floyd Rev. Living Trust

Signature of Client: David K. Floyd
490FC4E7D327465

Account Number:

Client Signing Date: 2/28/2025 | 08:34:23 EST

Acknowledged by:

Name of Issuer: Merit Medical System, Inc

By: [signature]
C7C75288A0A94A8

Name: Brian LLoyd

Title: Chief Legal Counsel

Date: 2/28/2025 | 06:38:45 MST

Accepted by: Charles Schwab & Co., Inc.

By: D-B-S

Name: Dan Bavs

Title: Manager

Date: 3/3/25

Commission will be at Broker-assisted rate or at 3 cents per share, minimum of $ ______ (Broker to complete this section).

ST

Appendix B to Trading Plan (SEC Rule 10b5-1)

☑ Check this box if Appendix B is not applicable.

Instructions for Exercise and Sale of Employee Stock Options of Issuer

Client Information (Check applicable boxes.)

a) ☐ I am ☐ I am not an officer, director, or 10% owner of Issuer.

b) ☐ I have ☐ I have not been notified by Issuer that I may be deemed an "affiliate," as defined in Rule 144 of the Securities Act of 1933, as amended.

Employee Stock Option Shares (Exercise and Sell)

Effective Date of Order	Number of Shares to Exercise	Number of Shares to Be Sold[1]	Limit Price[2]	Order Expiration Date[3]	Option Type (NQ or ISO)	Grant Award Price	Grant Award Date	Grant Award ID

[1] Order details listed will not be adjusted to reflect stock splits or other similar changes in Issuer's capitalization that may occur prior to execution of the trades. Client is responsible for canceling this plan and entering into a new plan in order to reflect capitalization changes as necessary.
- You remain responsible for the accurate reporting of cost basis to the IRS on the sale of all securities when you file your tax return.

[2] Limit prices must be specified for limit orders.
- Limit orders only; no market orders will be accepted.
- Depending on order size and market exchange, orders may be executed on a "Not Held" basis, which gives time and price discretion in transacting on a best-efforts basis. This will not hold Broker responsible for missing the price within the limits (limit not held)
- Limit price orders are at the limit or better, beginning at the opening of regular market trading hours on the specified trade date and expiring at the close of regular market trading hours on the trade date, unless a specific cancellation date is indicated in the "Order Expiration Date" column above.

[3] If any employee stock option expiration date is prior to the expiration of the order as specified in "Order Expiration Date," the order and the corresponding exercise instructions are automatically canceled on the employee stock option expiration date. If the expiration date falls on a weekend or holiday, the cancellation of the order shall be effective at the close of regular market trading hours on the previous trading day. Orders shall be automatically canceled in the event of any earlier termination of the Trading Plan in accordance with Section 2 thereof.

Name of Client: ______________________

Signature of Client: ______________________

Account Number. ______________________

Client Signing Date: ______________________

Acknowledged by:

Name of Issuer. ______________________

By: ______________________

Name: ______________________

Title: ______________________

Date. ______________________

Accepted by: Charles Schwab & Co., Inc.

By: ______________________

Name: ______________________

Title: ______________________

Date: ______________________

Commission will be at Broker-assisted rate or at __________ cents per share, minimum of $ __________ (Broker to complete this section).

ST

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